UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 26, 2007
                 Date of Report (Date of earliest event reported

                               Subjex Corporation
             (Exact name of registrant as specified in its charter)

            Minnesota                 0-29711              41-1596056
  (State or other jurisdiction      (Commission          (IRS Employer
        of Incorporation)           File Number)       Identification No)


3245 Hennepin Ave S Suite 1, Minneapolis MN                  55408
(Address of principal executive offices)                   (Zip Code)

                                 (952) 931-0501
              (Registrant's telephone number, including area code)


(Address of principal executive offices)                   (Zip Code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. REPORT.
ITEM 8.01 OTHER EVENTS

On April 26, 2007 an event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC. .

The Company received verification of the SubjexFMS system performance results for the period January 1, 2007 to March 31, 2007 in accordance with Global Investment Performance Standards ("GIPS") for the purpose of determining whether any material modifications should be made to our trading activity gain calculations in order for it to conform with GIPS. The letter of audit confirmation is included in this 8-K report.


                     RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
                       30201 ORCHARD LAKE ROAD, SUITE 150
                        FARMINGTON HILLS, MICHIGAN 48334
                    TEL: (248) 330-6226 - FAX: (248) 479-0578
                                 www.ronscpa.com
                  ____________________________________________
                                 April 26, 2007

Mr. Andrew Hyder, CEO
Subjex Corporation
3010 Hennepin Ave. South, Suite 297
Minneapolis, MN 55343

Dear  Mr.  Hyder:

This is to confirm that Subjex Corporation's trading activity for the period January 1, 2007 - march 31, 2007 in accordance with Global Investment Performance Standards ("GIPS") has been verified by this firm and that we hereby consent to the Company's use in its materials of a statement that says "Subjex Corporation has been verified by an independent reviewer for the quarter ended March 31, 2007."

Sincerely,

/s/ Ronald N. Silberstein, CPA, PLLC
Ronald N. Silberstein, C.P.A., P.L.L.C.


This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8-K filing as defined by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
(Registrant)


By /s/ Andrew Hyder

(Signature)


Andrew Hyder, CEO (acting CFO)
April 26, 2007